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                                                                    EXHIBIT 5.01






                                            March 30, 2001



PowerChannel Holdings, Inc.
20 Squadron Boulevard, Suite 210
New City, New York 10956

               Re: Registration Statement on Form SB-2 under the Securities Act of 1933

Ladies and Gentlemen:

         In our capacity as counsel to PowerChannel Holdings, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form SB-2 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 2,520,868 shares of Common Stock, $0.001 par value (the "Common Stock"), which have been included in the Registration Statement for the account of certain persons identified in the Registration Statement as Selling Stockholders.

         The Shares are comprised of 295,261 shares which have been issued to the Selling Stockholders ("Issued Stock"), 50,000 shares which are issuable upon exercise of certain warrants (the "Warrants") and 2,175,607 shares which are issuable upon conversion of certain convertible notes (the "Convertible Notes"), each issued to the Selling Stockholders by the Company.

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Convertible Notes, the Warrant, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the issuance of the Convertible Notes, Warrants and the Issued Shares. Finally, we have assumed that no change shall be made by the Company which would affect the conversion of the Convertible Notes or the exercise of the Warrant.

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PowerChannel Holdings, Inc.
March 30, 2001
Page 2



         Based upon and subject to the foregoing, we are of the opinion that the Issued Shares have been duly and validly authorized and issued and are fully paid and non-assessable. The Warrant Shares, when issued upon exercise of the Warrant in accordance with the terms of the Warrant and the Convertible Note Shares, when duly issued upon exercise of the Convertible Notes in accordance with the terms of the Convertible Notes, will be duly and validly authorized and fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                            Very truly yours,

                                            PARKER DURYEE ROSOFF & HAFT

                                            By: /s/ Michael DiGiovanna
                                                --------------------------------
                                                A Member of the Firm

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